UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Ocean Electric Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52775	20-4076559
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street Carson City, Nevada	89703
(address of principal executive offices)	(zip code)

(775) 434-0409
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

Agreement with StockVest

On April 20, 2015, Ocean Electric Inc., a Nevada corporation (the “Company”), entered into a letter agreement (the “StockVest Agreement”) with StockVest (“StockVest”), pursuant to which StockVest agrees to provide advertising, promotional and marketing services for the Company for the period between April 27, 2015 and July 27, 2015, in exchange of the issuance of 650,000 restricted shares of common stock of the Company to StockVest.  The StockVest Agreement also contains an anti-dilution until November 1, 2015, such that the Company will issue StockVest additional shares on November 1, 2015, if necessary, so that StockVest shall own at least 1% of the outstanding shares of the Company as of November 1, 2015.

Novation of January 30, 2015 Agreement with Arch Capital Ventures Limited

On April 14, 2015, the Company and Arch Capital Ventures Limited, a company incorporated in the United Kingdom, entered into a novation of their January 30, 2015 agreement to return their business relation to the status quo before the date of the agreement in January, and Arch Capital Ventures Limited returned the 5.5 million consideration shares for cancellation and return to the status of authorized but unissued shares of common stock.

ITEM 3.02

Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

ITEM 9.01

Financial Statements and Exhibits.

NUMBER	EXHIBIT

10.1	Letter Agreement, dated as of April 20, 2015, by and between Ocean Electric Inc. and StockVest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocean Electric Inc.

Dated: April 23, 2015	/s/ Ricardo Prats
Ricard Prats, President